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                                                                     EXHIBIT 21

                   SUBSIDIARIES OF QUAKER CITY BANCORP, INC.

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
                                                                              STATE OR OTHER
                                                                              JURISDICTION OF
                                                                               INCORPORATION
                                    NAME                                      OF ORGANIZATION
                                    ----                                      ---------------
Quaker City Federal Savings and Loan Association (direct subsidiary)........      Federal

Quaker City Financial Corp. (indirect subsidiary)...........................    California

Quaker City Neighborhood Development, Inc. (direct subsidiary)..............    California
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